As filed with the Securities and Exchange Commission on April 29, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PAA Natural Gas Storage, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	27-1679071
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 1500
Houston, Texas 77002
(713) 646-4100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard K. McGee
Tim Moore
333 Clay Street, Suite 1500
Houston, Texas 77002
(713) 646-4100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman D. Alan Beck, Jr. Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Gerald M. Spedale Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-164492

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Proposed Maximum	Amount of
Securities To Be Registered	Registered(1)	per Common Unit(2)	Aggregate Offering Price	Registration Fee(3)
Common units representing limited partner interests	13,478,000	$21.50	$289,777,000	$20,662

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.

(2)	Based upon the public offering price.

(3)	The Registrant has previously paid $14,260 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-164462) filed on January 25, 2010, $2,139 in connection with the filing of Amendment No. 2 to such Registration Statement on April 2, 2010 and $820 in connection with the filing of Amendment No. 4 to such Registration Statement on April 23, 2010.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of PAA Natural Gas Storage, L.P., a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-164492), initially filed by PAA Natural Gas Storage, L.P. with the Securities and Exchange Commission on January 25, 2010, as amended by Amendment No. 1 thereto filed on March 3, 2010, Amendment No. 2 thereto filed on April 2, 2010, Amendment No. 3 thereto filed on April 13, 2010 and Amendment No. 4 thereto filed on April 22, 2010, and which was declared effective on April 29, 2010, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  Exhibits and Financial Statement Schedules

a.	Exhibits

Exhibit
Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	—	Consent of PricewaterhouseCoopers

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-164492) initially filed with the Securities and Exchange Commission on January 25, 2010 and incorporated by reference herein).

b.	Financial Statement Schedules

None.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 29, 2010.

PAA Natural Gas Storage, L.P.

By:	PNGS GP LLC, its general partner

By:	/s/ Al Swanson
Name:     Al Swanson

Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

PNGS GP LLC, as general partner of PAA NATURAL GAS STORAGE, L.P.

Signature	Title	Date

* Greg L. Armstrong	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2010

* Harry N. Pefanis	Vice Chairman and Director	April 29, 2010

* Dean Liollio	President and Director	April 29, 2010

/s/ Al Swanson Al Swanson	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 29, 2010

* Tina L. Summers	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)	April 29, 2010

/s/ Victor Burk Victor Burk	Director	April 29, 2010

*By: /s/ Al Swanson Al Swanson, Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit
Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	—	Consent of PricewaterhouseCoopers

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-164492) initially filed with the Securities and Exchange Commission on January 25, 2010 and incorporated by reference herein).